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                                                                   EXHIBIT 10.1

Solomon Alliance Group, Inc.                               Employment Agreement
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                              EMPLOYMENT AGREEMENT

         This Employment Agreement is made and entered into as of this 21st day of December 2000, by and between Solomon Alliance Group, Inc. (the "Company"), and Tyler Olkin, an individual and resident of Virginia (the "Executive").

                                    RECITALS

         A. The Company desires to be assured of the association and services of Executive for the Company.

         B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive as Vice President of Sales, subject to the supervision and direction of the Company's Chief Executive Officer and Board of Directors.

         2. TERM. The term of this Agreement shall be a period of one (1) year commencing on the date hereof, and shall automatically renew for five successive one year terms, unless renegotiated or otherwise terminated earlier pursuant to
Section 7 below; provided, however, that obligations required of either party hereto following any termination shall continue in effect after such termination.

         3. COMPENSATION; REIMBURSEMENT.

         3.1 BASE SALARY. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of Seventy-eight Thousand Dollars ($78,000.00) per annum, payable monthly in equal installments (the "Base Salary"). The amount of the Base Salary may be increased at any time and from time to time by the Board of Directors of the Company. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

         3.2 EQUITY COMPENSATION. In addition to the Base Salary, Executive shall participate in Incentive Stock Option plans, Non Statutory Stock Option plans or similar plans which shall be adopted by the Company's Board of Directors following consultation with its accountants and employee benefits advisors. The Executive will have the opportunity to earn additional options and cash performance bonuses if the Executive achieves financial and business performance objectives that will be negotiated annually between the Board of Directors and the Executive.

         3.3 ADDITIONAL BENEFITS. In addition to the Base Salary and the Equity Compensation, the

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Executive shall be entitled to health, disability and life insurance and such other benefits as may be provided by the Board of Directors to all executive employees of the Company. The Executive shall be entitled to two weeks of vacation annually.

         3.4 REIMBURSEMENT. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement
(i) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code (provided, however, that Executive shall be entitled to full reimbursement in any case where the Internal Revenue Service may disallow to the Company a percentage of meals and entertainment expenses, under Section 274(n) of the Internal Revenue Code, as such section may be amended); and (ii) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

         4. SCOPE OF DUTIES.

         4.1 ASSIGNMENT OF DUTIES. Executive shall have such duties as may be assigned to him from time to time by the Company's Chief Executive Officer. Such duties shall be exercised subject to the control and supervision of the Chief Executive Officer of the Company.

         4.2 GENERAL DUTIES. Executive shall act as the Vice President of Sales of the Company and perform all duties, functions and responsibilities as determined by the Chief Executive Officer and as generally associated with such a position in a similarly situated company.

         4.3 ANNUAL PLAN.

         (1) Executive shall submit to the Chief Executive Officer for the Board's approval, not later than 60 days before the beginning of each calendar year, an annual business plan for the Company's sales activities (the "Annual Plan"). The Annual Plan shall be revised by the Executive and submitted for review (and approval in the case of material changes from the approved Annual
Plan) from time to time during each year to reflect changes in the Annual Plan because of operations or otherwise. Each Annual Plan shall provide such information, proposals and market projections sufficient to assist the Chief Executive Officer and the Board of Directors to determine the corporate policy with respect to the Company's sales activities. Each Plan shall include the following information:

                  (a) an annual forecast of income and expenses for the Executive's area of responsibility;

                  (b) a cash flow budget, estimate of profit, and source and use of cash statements:

                  (c) a payroll and staffing plan and budget for the operation of the Company; and

         (2) During each year Executive, in the performance of his duties under this Agreement, shall comply or cause compliance with the applicable Annual Plan and shall not (except for emergency expenditures or special circumstances requiring an unanticipated expenditure) deviate by ten percent or more from any budget category set forth in the Annual Plan, incur any material additional expense or change materially the manner of operation without the approval of the

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Company.

         4.4 EXECUTIVE'S DEVOTION OF TIME. Executive hereby agrees to devote such time, abilities and energy as may be required to faithfully perform the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity without the prior approval of the Board of Directors of the Company.

         4.5 CONFLICTING ACTIVITIES.

         (1) Executive shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

         (2) Executive hereby agrees to promote and develop for the Company all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

         5. SEVERANCE. So long as this Agreement is in effect and no termination "with cause" has occurred, Executive shall at all times be entitled to severance benefits which shall include, without limitation, payment to Executive, and/or his legal representative or heirs as applicable, of the Executive's cumulative base salary for the remainder of the term of employment hereunder, payable in equal installments over the remainder of the term (the "Severance Payment.")

         6. TRADE SECRETS AND NON-COMPETITION.

         6.1 TRADE SECRETS. Executive agrees to sign the Company's Employee Secrecy Agreement and to cause all employees to sign such agreement for the benefit of the Company. Executive agrees that he will not disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.

         6.2 OWNERSHIP OF TRADE SECRETS; ASSIGNMENT OF RIGHTS. Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him during the term of his employment or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Executive hereby assigns to the Company any rights that he may have in any such trade secret or proprietary information.

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         6.3 COVENANT NOT TO SOLICIT AND COMPETE. For so long as the Executive is an employee of the Company and for two years thereafter (the "Non-Compete Period"), the accounts and customers of the Company will not be solicited, directly or indirectly, by the Executive, or by any individual or company with whom the Executive is affiliated as partner, director, founder, officer, employee, consultant, contractor or other business relationship by which the Executive would benefit as a result of any such solicitation. In addition:

         (1) As a material inducement for the Company to enter into this Agreement, Executive shall not, during the Non-Compete Period:

                  (a) Directly or indirectly, on its own behalf, or on behalf of any other party, engage in, or assist in any way, financially or otherwise, any competitor or any party that is engaged, or which proposes to engage, in the business of Company.

                  (b) Own, either directly or indirectly, 5% or more of a competitor of Company.

                  (c) Directly or indirectly solicit, attempt to solicit, or otherwise divert, or attempt to divert, any supplier or customer of any business of Company for a purpose or with a result that is competitive with Company.

         (2) If any court of competent jurisdiction shall finally hold that the time, territory or any other provision set forth in this Section 6.3 constitutes an unreasonable restriction, such provision of this Section 6.3 shall not be rendered void, but shall apply as to such time, territory or to such other extent as such court may determine constitutes a reasonable restriction under the circumstances involved. Executive acknowledges that the restrictions contained in this Section 6.3 are reasonable and necessary to protect the legitimate interests of Company and that any breach by the Executive of any provision hereof will result in irreparable injury to Company. Executive acknowledges that Company shall be entitled to preliminary and permanent injunctive relief in any action seeking to enforce the provisions of this
Section 6.3. The Executive acknowledges that the Company shall be entitled to an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate.

         7. TERMINATION.

         7.1 BASES FOR TERMINATION.

         (1) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

         (2) This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Executive's regularly attending physician or a duly licensed physician agreed to by the Executive and the Company's Board of Directors, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Executive is permanently incapacitated and so notifies Executive.

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         (3) Executive's employment may be terminated by the Company "with cause," effective, unless otherwise indicated, upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

                  (a) any material and intentional breach of duty of the Executive that continues for 15 days after written notice of termination under this subsection has been delivered to the Executive;

                  (b) any material breach of Executive's obligations hereunder; or

                  (c) any material acts or events which inhibit Executive from fully performing his or her responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving fraud; (iii) drug or alcohol abuse.

         (4) Executive's employment may be terminated by the Company "without cause" (for any reason or no reason at all) at any time by giving Executive 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice. The severance provisions of Section 5 shall become effective upon such notice.

         (5) Executive may terminate his or her employment hereunder by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice.

         7.2 PAYMENT UPON TERMINATION. Upon termination under subsections 7.1(1), (2), (4), or (5), the Company shall provide the severance benefits described in Section 5 above. After any such termination and provision of the severance benefits set forth in Section 5, the Company shall not be obligated to compensate Executive, his estate or representatives nor provide benefits to Executive, except as provided by law.

         7.3 DISMISSAL FROM PREMISES. At the Company's option, Executive shall immediately leave the Company's premises on the date notice of termination is given by either Executive or the Company.

         8. INJUNCTIVE RELIEF. The Company and Executive hereby acknowledge and agree that any default under Section 6 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 6 above and without the proof of actual damages.

         9. MISCELLANEOUS.

         9.1 MERGERS AND ACQUISITIONS. In case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), or any change of name or other transfer of securities of the Company resulting in a change of control (voting, management, board or otherwise) of the Company, the terms and provisions of this Agreement shall remain effective on the Company, or its legal successors, subsidiaries and affiliates.

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         9.2 TRANSFERS AND ASSIGNMENT. This Agreement is personal as to
Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, legal successors and assigns.

         9.3 SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         9.4 GOVERNING LAW. This Agreement is made under and shall be construed pursuant to the laws of the State of the Company's domicile without giving effect to any conflict of laws principles.

         9.5 COUNTERPARTS. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

         9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

         9.7 MODIFICATION. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Executive.

         9.8 ATTORNEYS' FEES AND COSTS. In the event of any dispute arising out of the subject matter of this Agreement, the Company shall determine venue and the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         9.9 WAIVER. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

         9.10 CUMULATIVE REMEDIES. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be

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exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

         9.11 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         9.12 NOTICES. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be the then-current address of the parties on the books and records of the Company. Each notice given by certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

         9.12 SURVIVAL. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

         9.13 RIGHT OF SET-OFF. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Executive hereunder the amount of any outstanding loan or advance from the Company to Executive.

         9.14 EFFECTIVE DATE. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.


     SOLOMON ALLIANCE GROUP, INC.


By:  /s/ Thomas I. Weston, Jr.
     ----------------------------------------
     Thomas I. Weston, Jr., President and CEO


     TYLER OLKIN

     /s/ Tyler Oklin    12-21-00
     ----------------------------------
     Tyler Olkin

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